UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 20, 2011
AMERICAN MIDSTREAM PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35257	27-0855785
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1614 15th Street, Suite 300 Denver, Colorado 80202 (Address of principal executive offices)	80202 (Zip Code)
Registrant’s telephone number, including area code: (720) 457-6060
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EX-99.1

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On September 26, 2011, American Midstream Partners, LP (the “Partnership”) announced that Ms. Eileen Aptman was appointed, effective September 20, 2011, to the board of directors (the “Board”) of American Midstream GP, LLC, the general partner of the Partnership, concurrently with an increase in the number of members of the Board from seven to eight. Ms. Aptman will serve on the audit committee of the Board.
     There are no arrangements or understandings between Ms. Aptman and any other person pursuant to which Ms. Aptman was appointed to the Board. There are no transactions in which Ms. Aptman has an interest requiring disclosure under Item 404(a) of Regulation S-K.
     Ms Aptman will receive compensation for her service on the Board in accordance with the General Partner’s standard compensatory arrangement for non-employee directors. A description of the General Partner’s non-employee director compensation program can be found under the caption “Management— Compensation of Directors” in the Partnership’s prospectus for its initial public offering that was filed with the Securities and Exchange Commission on July 27, 2011.
Item 8.01. Other Events.
     On September 26, 2011, the Partnership issued a press release announcing Ms. Aptman’s appointment to the Board. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits. See “Index to Exhibits” attached to this Current Report on Form 8-K, which is incorporated by reference herein.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Midstream Partners, LP By: American Midstream GP, LLC, its General Partner
Date: September 26, 2011	By:	/s/ William B. Mathews
		Name:	William B. Mathews
		Title:	Secretary, General Counsel and Vice President of Legal Affairs

Exhibit Index

Exhibit Number	Description
99.1	American Midstream Partners, LP press release dated September 26, 2011